Exhibit 10.18

Contract on the Franchised Operations of Great Golden Lake

Tourism Project in Taining, Fujian

Chapter I   General Provisions

Article 1
The Taining County People’s Government has decided to grant Party B the rights to invest in and operate Great Golden Lake Tourism Project under this Contract, with a view to accelerating the development of the tourism relating to Great Golden Lake in Taining County, promoting the county’s economic growth across the board, and bolstering its overall economic strengthens. The Taining County People’s Government has authorized the Administrative Committee of the Fujian Taining Great Golden Lake Tourism and Economic Development Zone and Fujian Taining Great Golden Lake Tourism and Economic Development Enterprise Co., Ltd. to execute a franchised operation contract with Party B to define each party’s rights, obligations and responsibilities.

Article 2
In preparation for the franchised operations, the Administrative Committee of the Fujian Taining Great Golden Lake Tourism and Economic Development Zone has requested the Taining County People’s Government to hold a dedicated conference to comprehensively study and verify the feasibility of the project.

Article 3
Both parties hereto are fully aware that places of historic interest and scenic beauty are non-renewable natural and cultural heritage and must therefore be strictly preserved, soundly developed, and continuously utilized.

Article 4
In accordance with the principle of equality and mutual benefit, Party A and Party B have conducted amicable negotiations with each other on several occasions and hereby execute this Contract on the basis of the applicable laws, statutes and regulations of the People’s Republic of China.

Chapter II   Parties to the Contract

Article 5	This Contract is made by and between the following parties:

(1)	Administrative Committee of the Fujian Taining Great Golden Lake Tourism and Economic Development Zone (hereinafter referred to “Party A”)

Address: No. 10, North Heping Street, Taining County

Legal Representative: Sheng Fujiang, Director

(2)	Fujian Taining Great Golden Lake Tourism and Economic Development Enterprise Co., Ltd. (hereinafter collectively referred to as “Party A” with (1))

Address: No. 10, North Heping Street, Taining County

Legal Representative: Huang Zixing, Chairman of Board of Directors

(3)	Fujian Jintai Tourism Developments Co., Ltd. (hereinafter referred to “Party B”)

Address: Central Heping Street, Taining County

Legal Representative: Chen Minhua, Chairman of Board of Directors

Article 6
Party A - the Administrative Committee of the Fujian Taining Great Golden Lake Tourism and Economic Development Zone and Fujian Taining Great Golden Lake Tourism and Economic Development Enterprise Co., Ltd. - hereby represents and warrants that it has legally owns the assets within the scope of the franchised operations and has the rights to utilize or operate such assets.

Article 7
Party A - the Administrative Committee of the Fujian Taining Great Golden Lake Tourism and Economic Development Zone and Fujian Taining Great Golden Lake Tourism and Economic Development Enterprise Co., Ltd. – has joint liability for the performance of its obligations under this Contract.

Article 8
Fujian XinhengjiAdvertising Co., Ltd. and Fujian Coal Industry (Group) Co., Ltd. are not signatories to this Contract. They have set their company seals to this Contract only for the purpose of recognizing the Articles 72 and 73 and other related clauses and confirming their willingness to bear civil liability under these clauses.

Article 9	Neither the Taining County People’s Government nor Taining County State-owned Assets Investment and Operation Co., Ltd. is a signatory to this Contract.

Chapter III   Definition of Operating Rights and the Scope of Franchising

Article 10
For the purpose of this Contract, “operating rights” shall refer to the rights to charge admissions to the scenic areas and tourist attractions within the scope of franchised operations as defined in Article 11 herein, as well as the rights to collect operating revenues on the supporting tourism service projects and facilities which are currently owned by Party A or will be built by Party B within the scope of franchised operations.

Article 11	Party A and Party B hereby agree that the scope of franchised operations shall be the scenic areas and tourist attractions already developed and opened up by Party A. Specifically, they include:

(1)	Great Golden Lake Scenic Area

(2)	Shangqing River rafting and Zhuangyuan Rock Scenic Area

(3)	Mao’er Mountain Forest Park

Article 12
For the purpose of this Contract, the franchised operations shall also include the operating rights of all assets (including land resources, footpaths, docks, car parks, and administration houses in the scenic areas) which are currently owned by Party A, or whose operating rights are owned by Party A, or which are operated by Party A without authorization, as well as the land use rights, registered trademark rights and equity under this Contract which are owned by Party A.

Article 13
Scenic areas and tourist attractions and all assets owned by Party A and operated by Party A with authorization, which are referred to in Articles 11 and 12 herein, shall be indicated on the drawings and be inventoried and recorded in a book.

Article 14
The ownership (including land use rights) and nature of land, mountain forests, buildings in scenic areas and all other immovable assets within the scope of franchising as referred to the preceding article, including the Minister’s Tomb and the Ganlu Temple, shall remain unchanged.

Article 15
As the “Minister’s Mansion” scenic area is a national-level key protected cultural heritage site, the local people’s government and its cultural administration department are bound by law to administrate and protect it. As such, Party A and Party B agree that the existing management system of the “Minister’s Mansion” scenic area under this Contract will remain unchanged.

Article 16
After this Contract becomes effective, the County Government and its land administration department shall grant the use rights of a plan plot of more than 1,000 mu (approximately 66.7 hectares) in the Great Golden Lake scenic area to Party B.

Article 17	Taining State-owned Assets Investment and Operation Co., Ltd. hereby agrees that it will grant the rights of its registered “Great Golden Lake” trademark gratis to Party B through a license.

Chapter IV   Term and Mode of Operations

Article 18	The term of operations by Party B under this Contract shall be thirty years, from August 21, 2001 to August 20, 2031.

Article 19
Throughout the term of this Contract, in accordance with this Contract, Party A shall fully respect Party B’s rights to operate autonomously, and Party B shall have the right to conduct autonomous operations and to be free of illegal intervention by any party.

Article 20	Subject to the approval of the price control authorities, Party B may adjust admission charges at its sole discretion according to market conditions and business status.

Article 21
Without the consent of Party A and the approval of the Taining County People’s Government, Party B shall not transfer, lease or mortgage the operating rights and related benefits during the term of operations to any third party.

Chapter V   Payment of Franchising Fees and Investment Commitments

Article 22	The franchising fees under this Contract shall be a lump sum of fees and a share of the revenues from sales of admission tickets to the scenic areas and tourist attractions.

(I)	The total franchising fees shall be RMB thirty five million (RMB 35,000,000.00). Party B shall pay the fees on the dates and in the amounts specified below:

1.	RMB three million within ten days of the execution of this Contract;

2.	RMB seven million within ten days of the formal incorporation of Party B;

3.	RMB seven point five million before December 31, 2001;

4.	RMB seven point five million before June 30, 2002;

5.	The remaining RMB ten million shall be paid on time as funds for the development of the Fengdong Impounding Dam according to construction progress and the fund utilization plan formulated by Party A.

(2)
Party A shall be entitled to a share of the revenues from the sales of admission tickets to the scenic areas and tourist attractions as follows: 8% per annum in the first to fifth years; 10% per annum in the sixth to 10th years; 12% per annum in the 11th to 15th years; 14% per annum in the 16th to 20th years; 16% per annum from the 21st to 25th years; and 18% per annum from the 26th to 30th years. Party A will be entitled to 16% of the revenues from the sales of admission tickets if the agreement has been reviewed.

Article 23
Party B’s payment of revenues from the sales of admission tickets for Party A shall be settled on a monthly basis. Before the 15th day of each month, Party B shall submit a statement on the share of revenues from the sales admission tickets in the preceding month to which Party A is entitled. Party A will designate a staff member to take charge of this matter. After the statement is confirmed as correct by Party A or its representative, Party B shall effect the payment within three days.

Article 24
In this Chapter, revenues from the sales of admission tickets refer to revenues from the sales of admission tickets to the scenic areas and tourist attractions within in the franchising scope as listed in Article 11 herein.

Article 25	Party A agrees that Party B may make pretax deductions from its share of the revenues from the sales of admission tickets if so allowed by law.

Article 26
Within three to four years of the commencement of the effectiveness of this Contract, Party B shall contribute no less than RMB thirty million as funds for the planning, promotion and advertising of the assets within the franchising scope of this Contract, the Minister’s Mansion scenic area, and new tourist attractions (if any).

Article 27	Within five years of the commencement of the effectiveness of this Contract, Party B and its affiliates shall build supporting tourism service facilities in Taining County.

Chapter VI   Development of Scenic Areas

Article 28	Throughout the term of operations, Party B shall use its best endeavors to maintain, renovate and upgrade the existing facilities and equipment in the scenic areas.

Article 29	Capital construction by either Party A or Party B within the scenic areas shall conform to the master plan for the scenic areas approved by higher authorities.

Article 30
Throughout the term of operations under this Contract, the operating rights of new tourist attractions and commercial projects (including supporting facilities and equipment) built by Party B shall belong to Party B for a term allowed by law.

Article 31
All conditions being equal, Party A and the Taining County People’s Government shall give preference to Party B if they are offering the rights to develop and operate tourism projects in Taining County.

Chapter VII   Administration of Scenic Areas

Article 32
The Taining County People’s Government and the Administrative Committee of the Great Golden Lake Scenic Area reserve the rights to perform unified administration of the resource preservation, development and construction in the scenic areas in accordance with applicable laws and regulations and master plans and detailed plans for the scenic areas.

Article 33
Throughout the term of operations, Party B shall accept the unified planning, administration and supervision of the scenic areas by the Taining County People’s Government and the Administrative Committee of the Great Golden Lake Scenic Area, and shall abide by all applicable national laws, statutes, industry policies, and industry administration regulations.

Article 34
Party B shall conduct upgrading, standardization, pursuit of excellence, advertising and promotion, and competency training for the scenic areas in accordance with the requirements of tourism regulators and industry administrators. Party A shall provide all necessary assistance.

Article 35	Throughout the term of operations, Party B shall enhance the supporting service facilities of the scenic areas in accordance with the national standards for AAAA scenic areas.

Chapter VIII   Environmental Protection

Article 36	Throughout the term of operations under this Contract, both Party A and Party B shall use their best endeavors to protect the environment.

Article 37	Party B shall take all necessary steps to promote environmental awareness.

Article 38
Throughout the term of operations, Party B shall maintain necessary fire protection equipment to prevent the environment of the scenic areas from being damaged by natural disasters or human activities.

Article 39	Party A and the County People’s Government have the responsibility to protect the environment of the scenic areas and to promote environmental awareness.

Chapter IX   Human Resources

Article 40	Party B shall have full autonomy in recruiting and dismissing employees.

Article 41	Party B shall employ all employees through an appointment system.

Chapter X   Accounting, Taxes and Insurance

Article 42	Party B shall establish a financial accounting system in accordance with the applicable regulations of the Ministry of Finance of the People’s Republic of China.

Article 43	Party B shall institute independent accounting and be solely responsible for its own profits or losses.

Article 44	Party B may reject all arbitrary fees and unjustified levies outside of laws, statutes and regulations.

Article 45
In order to mitigate and dissipate risks effectively, Party B shall maintain insurance for the properties and the personal safety of tourists on the project under this Contract. Party B may decide, in its sole discretion, on the specific types, scope and insured amount of insurance.

Chapter XI   Special Provision

Article 46
Party A shall be responsible for managing the construction of the Fengdong Impounding Dam as planned by Party A and related government departments. Party B shall have the right to participate in the supervision and management of the project construction and make payments on time according to the provisions of Article 22.

If for any objective reasons, the construction of the Fengdong Impounding Dam is not completed before April 2002, Party A agrees that the term of the operations will be extended by a year.

Article 47
The government and Party A commit to continuing the construction of their originally planned roadway linking the county seat of Taining to the Great Golden Lake scenic area and paying the costs of the construction.

Article 48	Throughout the term of operations under this Contract, the creditor’s rights and debts of Party A and its affiliates shall be the responsibility of Party A.

Article 49
Throughout the term of operations, Party B shall use its best endeavors to protect the rights and interests of the villages in the scenic areas. The number of seats in tour boats and speedboats in operations franchised by the government or Party A shall remain unchanged.

Article 50
Throughout the term of operations, special funds and other subsidies allocated by the higher-level government and related authorities for the development of Great Golden Lake shall be devoted by Party A to the specified purpose, and shall not be misused.

Article 51	Party A shall assist related government departments in managing aquaculture in the Great Golden Lake scenic area.

Article 52	Party B shall arrange for security protection within the scenic areas.

Article 53	Throughout the term of operations, Party A and the County Government have the responsibility to provide a favorable environment for Party B’s operations.

Chapter XII   Liability for Breach of Contract

Article 54
Party A shall perform this Contract in accordance with the provisions of this Contract. If Party A breaches this Contract or if a fault of Party A makes it impossible to perform this Contract, Party B shall have the right to demand Party A to compensate for direct economic damage suffered by Party B.

Article 55
Party B shall perform this Contract in accordance with the provisions of this Contract. If Party B breaches this Contract or if a fault of Party B makes it impossible to perform this Contract, Party A shall have the right to demand Party B to compensate for direct economic damage suffered by Party A.

Article 56
If a fault of a party or both parties makes it impossible to perform this Contract or impossible to perform this Contract properly, the party at fault or both parties at fault shall compensate the other party for direct economic damage according to the size of the fault.

Article 57
Where Party B fails to pay the franchising fees or Party A’s share of the revenues from the sales of admission tickets in breach of Articles 22 and 23 herein, for each day such payment is deferred, Party B shall pay a penalty equal to 0.05 percent of the amount overdue.

Article 58
If Party B fails to contribute sufficient funds for planning, promotion and advertising within three to four years of the commencement of the effectiveness of this Contract in breach of Article 26 of this Contract, Party B shall make up the shortfall according to Party A’s requirements.

Article 59
If Taining County State-owned Assets Investment and Operation Co., Ltd. fails to apply on time for the renewal of the registration of the “Great Golden Lake” trademark in breach of Article 27 herein, thereby causing the trademark to be registered by a third party, it shall pay a penalty to Party B equal to the amount of fees that Party B pays for the licensed utilization of the registered trademark of the third party.

Article 60
If Party A breaches the provisions of Article 48 herein or if Party A is involved in any dispute over debts or equity, therefore affecting Party B’s operations and causing Party B to suffer economic damage, Party A shall pay a penalty to Party B equal to 30% of the amount of the damage actually suffered by Party B.

Article 61
After Party A or Party B pays the other party a penalty for breach of contract, the non-fault party’s rights to obtain compensation from the party at fault for direct economic damage as specified in Articles 54 to 56 shall not be affected.

Article 62
If Party A breaches this Contract, after the amount of the penalty for breach of contract and the amount of compensation for damage are determined, Party A agrees to pay the penalty and the compensation to Party B directly from its share of the revenues of the sales of admission tickets.

Chapter XIII   Force Majeure

Article 63	“Event of Force Majeure” shall mean any unforeseeable or unavoidable event or circumstance beyond the control of either party occurring after the execution of this Contract.

Article 64	If an event of force majeure has occurred, making it impossible for either party or both parties to continue the performance of the obligations in this Contract, such performance may be suspended.

Article 65	If an event of force majeure has occurred, both parties shall immediately consult with each other to work out a solution.

Article 66
If an event of force majeure has occurred, the involved party shall immediately take effective steps to prevent the damage from expanding, while the other party shall have the obligation to provide necessary assistance when becoming aware of the event of force majeure.

Chapter XIV   Termination

Article 67	In any of the following circumstances after this Contract becomes effective, this Contract may be terminated:

(I)	One party has committed a serious default, making it impossible for the other party to achieve the purpose of this Contract;

(II)	An event of force majeure has made it impossible to continue the performance of this Contract.

A serious default referred to in Item (I) above means:

(1)	Scrapping of this Contract by either party;

(2)	Any other serious breach of contract that makes it impossible for the other party to achieve the purpose of this Contract.

Article 68
If there is cause for termination of this Contract during the performance of this Contract, both parties may consult with each other to terminate this Contract or file a lawsuit with the People’s Court which has the jurisdiction over the termination of the Contract.

Article 69	If Party A has committed a serious default which results in the termination of this Contract, it shall bear civil liability.

Article 70	Investment funds and penalty and compensation for breach of contract which are payable by Party A to Party B shall be paid in full within three months of the termination of this Contract.

Article 71	The termination of the rights and obligations under this Contract shall not affect the effectiveness of the clauses of this Contract on settlement, clearance and mutual compensation.

Chapter XV   Guarantee Clauses

Article 72
Fujian Xinhengji Advertising Co., Ltd. and Fujian Coal Industry (Group) Co., Ltd. assume joint responsibility for Party A’s payment of franchising fees of RMB thirty-five million and payment of planning, promotion and advertising fees of RMB thirty million, which are payable within three to four years after this Contract becomes effective.

Article 73
Taining County State-owned Assets Investment and Operation Co., Ltd. is willing to assume joint responsibility for the liability of Party A and the County Government for breach of contract and for termination of this Contract.

Chapter XVI   Commencement of the Effectiveness of the Contract

Article 74	This Contract shall become effective when signed and stamped with company seals by the authorized representatives of both parties hereto.

Article 75	The effectiveness of this Contract shall not be affected by one or more of the following circumstances and shall remain intact:

(I)	Any party and/or both parties hereto change their name, address, articles of association or legal representative.

(II)	In any of the above circumstances, this Contract shall remain binding on the party’s entity of the changed name.

Article 76	All appendices of this Contract shall have the same legal effectiveness as this Contract.

Article 77	For matters not covered or not clearly defined in this Contract, supplemental agreements may be executed after consultations with one another.

Chapter XVII   Governing Law, Dispute Resolution and Litigation

Article 78	The execution, effectiveness, performance, interpretation and dispute resolution shall be governed by the laws, statutes and regulations of the People’s Republic of China.

Article 79	In the event of any dispute arising out of or in connection with this Contract during the performance of this Contract, the other party shall be notified in writing.

Article 80	Any dispute arising out of or in connection with this Contract is governed by the People’s Court with the jurisdiction over the place where this Contract is performed.

Article 81	Party A and Party B represent and warrant that their execution and performance of this Contract are civil acts and that they will not seek exemption from any obligation under this Contract.

Article 82
During any legal proceedings for a dispute, both parties hereto shall continue to observe and perform their respective obligations under this Contract, except for those arising from the provisions subject to or involved in the legal proceedings.

Chapter XVIII Miscellaneous

Article 83
If, after this Contract becomes effective, a new national or local law, statute or regulation is promulgated or an existing one is amended, thereby exerting a material adverse effect on Party B’s economic interests, Party A shall take appropriate measures to ensure that Party B can obtain its originally anticipated economic interest to the largest extent possible.

Article 84	Throughout the term of this Contract and for two years after the termination of expiration of this Contract, both parties hereto shall treat each other’s classified information in strict confidence.

Article 85	Both parties hereto represent and warrant that:

(I)	Party A further warrants that its execution and performance of this Contract will not contravene any laws, statutes or regulations.

(II)	Party B further warrants that its execution and performance of this Contract will not contravene any laws, statutes or regulations.

(III)	Both parties warrant that they have full power and authority to execute this Contract and to faithfully perform all of their respective obligations under this Contract.

Article 86	Any notice relating to this Contract shall be delivered to the addressee by facsimile or registered mail.

Article 87	The provisions of Chapters 15, 16 and 17 of this Contract are applicable to all parties related to this Contract.

Article 88	This Contract shall be executed in eight counterparts, with both parties hereto, all parties related to this Contract and the Taining County Notary Public each retaining one.

Parties Hereto:

Party A: Administrative Committee of the Fujian Taining Great Golden Lake Tourism and Economic Development Zone
Representative: Sheng Fujiang

Party A: Fujian Taining Great Golden Lake Tourism and Economic Development Enterprise Co., Ltd.
Representative: Huang Zixing

Party B: Fujian Jintai Tourism Developments Co., Ltd.
Representative: Chen Minhua

Related Parties:

Taining County People’s Government
Representative: Zeng Xianghui

Taining County State-owned Assets Investment and Operation Co., Ltd.
Representative: Li Jiaxing

Fujian Xinhengji Advertising Co., Ltd.
Representative: Chen Minhua

Fujian Coal Industry (Group) Co., Ltd.
Representative:

This Contract was executed on October 30, 2001 by parties hereto and all related parties in Taining County.

Supplemental Agreement (I)

Party A:	Administrative Committee of Fujian Taining Great Golden Lake Tourism and Economic Development Zone

Fujian Taining Great Golden Lake Tourism and Economic Development Co., Ltd.

Party B:	Fujian Jintai Tourism Developments Co., Ltd.

In consideration of the fact that Fujian Coal Industry (Group) Co., Ltd. has transferred its entire 40% equity interest in Fujian Jintai Tourism Enterprise Development Co., Ltd., making it necessary to revise the related clauses in the Contract on the Franchised Operations of the Great Golden Lake Tourism Project in Taining, Fujian (hereinafter referred to as “the Principal Contract”), all parties hereto have fully consulted with one another and worked out the following supplemental agreement for compliance by all parties hereto and by all parties to the Principal Contract.

I.	“Fujian Coal Industry (Group) Co., Ltd.” in Articles 72 and 73 and in the “Related Parties” section in the Principal Contract shall be changed to “Fujian Golden Sun Star Holiday Resort Co., Ltd.”

Following the exit of Fujian Coal Industry (Group) Co., Ltd., the matter relating to the transfer of its equity interest shall be handled by Party B and the Transferee according to the legal procedure, and Party A and the Taining County People’s Government shall provide necessary assistance.

II.
Jintai Tourism Company shall contribute the registered capital of RMB 50 million (or equivalent foreign exchange) in installments within three years of obtaining a business license, in accordance with the applicable laws and regulations. If Party B fails to do so, Party A shall have the right to urge Party B to make such contributions on time and Party B shall pay a penalty equal to 0.05% per day for the overdue sums.

III.
Party B shall increase the annual number of visitors (including visitors granted free admission) to the Golden Lake scenic area by at least 30% every year (except in 2002) from the base number of 89,000 in 2001. Party B shall increase the annual number of visitors to 300,000 by 2007.

If Party B fails to increase the annual number of visitors to the Golden Lake scenic area to 300,000 by 2007, it shall take a serious stock of its experience and draw the lessons in order to identify the cause and take pertinent steps, including increasing spending on promotion, so as to achieve the target as soon as possible.

If over the course of the six years, Party B increases the annual number of visitors to the Golden Lake scenic area by more than 30%, the excess may be used to offset the shortfall in any other year.

IV.
Article 26 of the Principal Contract shall be revised to read: “From 2008 to the expiration of the term of this Contract, Party B shall still contribute RMB 5 million per year to finance the planning, promotion and advertising of the assets within the scope of the transfer under this Contract, the Minister’s Mansion scenic area, and new tourist attractions in Taining County (if any), to ensure that the annual number of visitors to the Golden Lake scenic area is no less than 300,000.

V.
Article 58 of the Principal Contract shall be revised to read: “From 2008 to the expiration of the term of the Principal Contract, if the annual number of visitors to the Golden Lake scenic area falls short of 300,000 in any year and the year’s promotion and advertising spending falls short RMB 5 million, Party B shall make up the shortfall in the next year; however, subject to the approval of Party A, Party B may make up the shortfall in over several subsequent years.

VI.
In order to attract foreign capital and bank capital to increase funding for tourism and the related industries in Taining County, when Party B is applying for loans from a financial institution, if the financial institution requires the use of the rights to charge admissions specified in Article 10 of the Contract on Franchised Operations as collateral, such collateral shall not be subject to the limitations prescribed in Article 21 of the Contract on Franchised Operations.

VII.
Article 72 of the Principal Contract shall be revised to read: “Fujian New Handsome Joint Advertising Co., Ltd. and Fujian Golden Sun Star Holiday Resort Co., Ltd. shall assume joint responsibility for Party B’s payment of transfer fees of RMB 35 million to Party A.

VIII.	Funds for the construction of the Fengdong Dam shall be utilized in accordance with the provisions of Point 5 of Item (I) of Article 22 of the Principal Contract.

The scope of construction for the Fengdong Dam shall include the main body of the dam, supporting docks, car parks, and administration houses. Party A shall not reduce the said scope of construction and shall not fall short of the construction scale and standards set by higher authorities.

IX.
Item (4) of Article 11 of the Principal Contract shall be revised to read: “Party B shall have exclusive rights to occupy, utilize and obtain benefits from assets with tourist attraction functions (referring to public toilets and car parks on the list of fixed assets) under Taining Golden Lake Tourism Resources Development Co., Ltd.”

X.
Party B shall ensure that the difference between the number of visitors to the Golden Lake scenic area and the number of boat tickets sold by the Tour Boat Dispatching Center remains within a reasonable range. If the difference exceeds the reasonable range, Party A shall have the right to question Party B, and Party B shall provide a reasonable explanation.

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XI.
Party B agrees that each year it will provide Party A with free admissions for 2,500 visitors to the Golden Lake (including the Wild Plants area) and the Shangqing River scenic area (excluding rafting). The free admissions are intended for the guests of the CPC Taining County Committee and Taining County Government and their related departments.

XII.	Party B agrees to pay the collaborative management fees which were originally paid by Party A.

XIII.	After the execution of this Agreement, Party A or the County People’s Government shall inform Fujian Coal Industry (Group) Co., Ltd. in writing.

XIV.
After this Agreement becomes effective, Party B, Fujian New Handsome Joint Advertising Co., Ltd., and Fujian Golden Sun Star Holiday Resort shall assume joint responsibility for any legal and financial liability of Fujian Coal Industry (Group) Co., Ltd. under the Contract on the Franchised Operations of the Great Golden Lake Tourism Project in Taining, Fujian.

XV.	Where there is any discrepancy between the Principal Contract and this Agreement, this Agreement shall prevail.

XVI.
This Agreement shall become effective when signed and stamped with official seals by the representatives of Party A, Party B, Taining County People’s Government, Taining County State-owned Assets Investment & Operation Co., Ltd., Fujian New Handsome Joint Advertising Co., Ltd., and Fujian Golden Sun Star Holiday Resort Co., Ltd.

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Signature Page

Party A:	Administrative Committee of Fujian Taining Jin Lake Tourism and Economic Development Zone
Signature: Sheng Fujiang

Fujian Taining Jin Lake Tourism and Economic Development Enterprise Co., Ltd.
Signature: Huang Zili

Party B:	Fujian Jintai Tourism Enterprise Development Co., Ltd.
Signature: Chen Minhua

Taining County People’s Government
Representative: Zeng Xianghui

Taining County State-owned Assets Investment & Operation Co., Ltd.
Representative: Li Jiaxing

Fujian New Handsome Joint Advertising Co., Ltd.
Representative: Chen Minhua

Fujian Golden Sun Star Holiday Resort Co., Ltd.
Representative: Chen Minhua

This Agreement was executed on December 26, 2002 in Taining County

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